Lyle B. Stewart
                                 Attorney at Law

                                 (303) 267-0920
                               Fax (303) 267-0922
                               SECAttorne@aol.com



                                                                October 17, 1997

CAI Equipment Leasing VI Corp.
General Partner Capital Preferred Yield Fund-V, L.P.
7175 West Jefferson Avenue
Lakewood, Colorado 80235


         Re:      Capital Preferred Yield Fund-V, L.P.
                  Registration Statement on Form S-1

Gentlemen:

                  We have acted as counsel to Capital Preferred Yield Fund - V, L.P., a Delaware limited partnership (the "Partnership"). The Certificate of Limited Partnership of the Partnership was filed with the Delaware Secretary of State's office on September 30, 1997. The Partnership has been formed for the purpose of engaging in the business of owning and leasing equipment. In connection with a proposed public offering of up to 500,000 units of Class A limited partner interests in the Partnership (the "Units"), the Partnership has filed a Registration Statement (including a prospectus (the "Prospectus")) of Form S-1 under the Securities Act of 1933, as amended, with the U.S. Securities and Exchange Commission.

                  Based upon our review of the relevant Partnership documents and the Delaware Revised Uniform Limited Partnership Act, we are of the opinion that the Units, when issued in compliance with the provisions of the Prospectus and the Amended and Restated Agreement of Limited Partnership, attached as Exhibit A to the Prospectus, will be legally issued, fully paid and non-assessable under Delaware law.

                  We hereby  consent to the filing of a copy of this  opinion as
Exhibit 5 to the above-referenced Registration Statement and to the reference to the name of this firm under the caption "Legal Matters" in the Prospectus.

                                            Very truly yours,



                                            /s/ Lyle B. Stewart, P.C.


------------------------------------------------------------------------------
        Lyle B. Stewart, P.C. o 3751 South Quebec St. o Denver, CO 80237